As filed with the Securities and Exchange Commission on September 22, 2003

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               PATRIOT GOLD CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   86-0947048
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                               102 Donaghy Avenue
                      North Vancouver, B.C. V7P 2L5, Canada
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                             2003 Stock Option Plan

                as amended to include 3,000,000 additional shares
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                          Holladay Stock Transfer, Inc.
                              2939 North 67th Place
                            Scottsdale, Arizona 85251
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (480) 481-3940
--------------------------------------------------------------------------------
          (Telephone number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Title of Securities To    Proposed Amount To     Maximum Offering        Maximum Aggregate      Amount of
Be Registered             Be Registered          Price Per Share (2)     Offering Price         Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value   3,000,000 (1)          $1.90                   $5,700,000             $461.13
$.001 per share
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


(1) Represents shares of common stock reserved for issuance pursuant to options available for grant under the Registrant's Amended 2003 Stock Option Plan, which shares have been made available pursuant to an increase in the total authorized shares under said Plan from 2,546,000 to 5,546,000 shares.


(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low bid price of the common stock on the Over-the-Counter Bulletin Board on September 19, 2003.



EXPLANATORY NOTE:

         Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), an information statement will be distributed to holders of options granted under the Patriot Gold Corp. (f/k/a Northern Ostrich Corp.) Amended 2003 Stock Option Plan. The information statement and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II of the Form S-8 Registration Statement referred to below constitute a prospectus that meets the requirements of the Securities Act.


            INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

         Except  as  modified   herein,   the   contents  of  the   Registrant's
Registration   Statement  on  Form  S-8,   Registration  No.   333-105691,   are
incorporated by reference herein.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the issuance of the shares of common of the Registrant being registered hereby are being passed upon by Ehrenreich Eilenberg & Krause, 11 East 44th Street, New York, NY 10017, counsel to the Registrant. David Lubin, a member of such firm, directly owns 40,000 shares of common stock of the Registrant.


ITEM 8. EXHIBITS

3.1      Registrant's Restated Articles of Incorporation*
3.2      Registrant's Bylaws **
4.1      Patriot Gold Corp. 2003 Stock Option Plan***
4.2      Form of Stock Option Agreement***
5.1 Opinion of Ehrenreich Eilenberg & Krause LLP as to the legality of the securities being registered
23.1     Consent of Ehrenreich Eilenberg & Krause LLP (included in Exhibit 5.10
23.2     Consent of Robison, Hill & Co.
24.1 Power of Attorney (Contained on the signature page of this Registration Statement)

*        Previously  filed  with  the  Registrant's   Information  Statement  on
         Schedule 14C on May 8, 2003.
** Previously filed with the Registrant's SB-2 on August 8, 1999, SEC File Number 99685236.
*** Previously filed with the Registrant's Form S-8 on May 30, 2003, SEC File Number 333-105691.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Abbotsford, Canada, on September 22, 2003.



                                      PATRIOT GOLD CORP.

                                      By: /s/ Ronald C. Blomkamp
                                      ----------------------------------
                                      Ronald C. Blomkamp, Chairman, President,
                                      Chief Executive Officer, Secretary and
                                      Treasurer


                                POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald C. Blomkamp with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


     SIGNATURE                        TITLE                          DATE
-----------------------      --------------------------       ------------------

/s/ Ronald C. Blomkamp       Chairman, President, Chief       September 22, 2003
_______________________      Executive Officer, Secretary
Ronald C. Blomkamp           and Treasurer, Director
                             (principal executive officer,
                             principal financial officer and
                             principal controller)

/s/ Robert A. Sibthorpe
_______________________      Director                         September 22, 2003
Robert A. Sibthorpe


/s/ Robert D. Coale
_______________________
Robert D. Coale              Director                         September 22, 2003